SouthernFirst

ANNUAL SHAREHOLDER MEETING

May 17, 2022

FORWARD-LOOKING STATEMENTS

During the course of this presentation, management may make projections and forward-looking statements regarding events or the future financial performance of Southern First Bancshares, Inc. We wish to caution you that these forward-looking statements involve certain risks and uncertainties, including a variety of factors (including a downturn in the economy, greater than expected non-interest expenses, increased competition, fluctuations in interest rates, regulatory actions, excessive loan losses and other factors) that may cause Southern First's actual results to differ materially from the anticipated results expressed or implied in these forward-looking statements. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. Investors are cautioned not to place undue reliance on these forward-looking statements and are advised to review the risk factors that may affect Southern First's operating results in documents filed by Southern First Bancshares, Inc. with the Securities and Exchange Commission, including the annual report on Form 10-K and other required filings. Southern First assumes no duty to update the forward-looking statements made in this presentation.

CORPORATE PROFILE: SFST (NASDAQ)


Greensboro
Raleigh
Charlotte
NORTH CAROLINA
Greenville
SOUTH CAROLINA
Columbia
Atlanta
Summerville
Charleston
GEORGIA

Southern First Markets:	
Greenville, SC	2000
Columbia, SC	2007
Charleston, SC	2012
Raleigh, NC	2016
Atlanta, GA	2017
Summerville, SC	2018
Greensboro, NC	2018
Charlotte, NC	2021

Headquartered in Greenville, SC
Started as a de novo bank 22 years ago

As of December 31, 2021:

Total Assets	$2.9 Billion
Common Shares Outstanding	7.9 Million
Book Value Per Common Share	$35.07

2021 YEAR-END HIGHLIGHTS

RECORD FINANCIAL PERFORMANCE

2021 Net income	$46.7 million	
Provision for loan losses	($12.4 million)	
Earnings per share (diluted)	$5.85	
Book value	$35.07	↑ 19%
Year-end stock price	$62.49	↑ 77%
Retail deposit growth	$443 million	↑ 21%
Loan growth	$347 million	↑ 16%

2021 YEAR-END HIGHLIGHTS

TALENT ACQUISITION

- 80 new hires in 2021
- 3 new appointments to Board of Directors: Terry Grayson-Caprio, Ray Lattimore, and Bill Maner
- Launched Charlotte market
- National recruiting resulting in Chief Innovation Officer, Director of Architecture, and Director of IT from California with new perspectives on technology and digital innovations
- New Chief Mortgage Officer to establish Southern First as a mortgage leader in the 8 markets we serve
- 14 new Team Leaders

New Board Members



Our Charlotte Team


OIN US IN
FIGHTING
HUNGER
LOAVES & FISHES
Groceries for Neighbors in Need
CLT

RAYMOND JAMES COMMUNITY BANKERS CUP

- Presented to 23 banks that performed in the top 10% of community banks with assets between $500 million and $10 billion as of December 31, 2021

- Southern First was ranked #6 in overall performance for 2021


RAYMOND JAMES
Community Bankers Cup



Q1 2022 HIGHLIGHTS

- Net income of $8.0 million
  - $0.98 diluted EPS
- Record loan growth of $171 million
  - 28% annualized growth rate
- Solid deposit growth of $144 million
- Adopted CECL as of January 1, 2022
- Superb asset quality

SFST – GROWING SHAREHOLDER VALUE

Growth
Organic strength in each market

Performance
Earnings/risk management

Model
Technology/highly efficient structure

Markets
Attractive markets in SC, NC, & GA

Leadership
Performance driven

NEW HEADQUARTERS


SouthernFirst

SouthernFirst